EXHIBIT 99.1
For Immediate Release

Clark Holdings Inc. Announces Preliminary
Fourth Quarter and 2009 Year End Results

New York, NY, March XX, 2010 – Clark Holdings Inc. (“Clark”)(NYSE AMEX: GLA; GLA.U; GLA.WS), a non-asset-based provider of mission-critical supply chain solutions, today announced preliminary unaudited financial results for the fourth quarter and fiscal year ended January 2, 2010.

Net loss attributable to Clark’s common stockholders for the 13 weeks ended January 2, 2010 was $497,000 ($0.05 per diluted common share) and net loss for the 14 weeks ended January 3, 2009 was and $64,270,000 ($5.92 per diluted common share). Clark incurred several non-recurring expenses during the 13 weeks ended January 2, 2010 that, in aggregate, reduced income by $680,000.  During the quarter, Clark entered into severance and non-compete agreements with three members of management at a total cost of $466,000.  The company incurred $214,000 in legal and professional fees to reach an agreement with the sellers of the Clark Group, Inc that reduced the original purchase price paid by Clark by $1,275,000.

Net loss attributable to Clark’s common stockholders for the 52 weeks ended January 2, 2010 was $1,530,000 ($0.14 per diluted common share) and net loss for the 53 weeks ended January 3, 2009 was and $63,661,000 ($5.63 per diluted common share).

Clark also announced that it has obtained a commitment letter from Cole Taylor Bank for a new $6,000,000 revolving credit facility and an extension until March 9, 2010 of its existing credit arrangements with Bank of America, N.A.  Clark expects to close the new revolving facility prior to such date.

Summarized preliminary unaudited financial results of Clark for the quarter and fiscal year ended January 2, 2010 and January 3, 2009 are as follows (dollars in thousands):

CLARK HOLDINGS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(In Thousands)

	13 Weeks Ended	14 Weeks Ended	52 Weeks Ended	52 Weeks Ended
	January 2, 2010	January 3, 2009	January 2, 2010	January 3, 2009

Gross revenues	$15,054	$21,337	$66,170	$84,167

Freight expense	(9,574)	(13,974)	(41,584)	(54,702)

Gross profit/Net Revenue	5,480	7,363	24,586	29,465

Depreciation and amortization	(443)	242	(1,715)	(1,451)

Impairment of goodwill and intangible assets		(66,568)		(66,568)

Selling, operating and
administrative expenses	(5,807)	(6,741)	(25,216)	(24,722)

Income (loss) from operations	(770)	(65,704)	(2,345)	(63,276)

Interest income-trust	0	-	1	290
Interest expense	(61)	(10)	(206)	(167)

(Loss)income before income taxes and adjustments	(831)	(65,714)	(2,550)	(63,153)

Less: Clark Group Inc Income from 12/30/2007 to 2/11/2008	-	-	-	(834)

(Loss) income before income tax	(831)	(65,714)	(2,550)	(63,987)

Income tax (expense) benefit	334	1,444	1,020	326

Net income (loss)	$(497)	$(64,270)	$(1,530)	$(63,661)

Weighted average number of shares outstanding:
Basic	10,859	10,859	10,859	11,306
Diluted	10,859	10,859	10,859	11,306

Net income ( loss ) per share:
Basic	$(0.05)	$(5.92)	$(0.14)	$(5.63)
Diluted	(0.05)	(5.92)	(0.14)	$(5.63)

See Notes to Consolidated Financial Statements

CLARK HOLDINGS INC.
 CONSOLIDATED BALANCE SHEETS
(In Thousands)

	(UNAUDITED)
	January 2, 2010	January 3, 2009
ASSETS
CURRENT ASSETS:
Cash and equivalents	$3,597	$3,915
Accounts receivable, net of allowance for doubtful accounts of	4,956	5,557
$369 and $348, respectively
Other receivables	(7)	62
Prepaid expenses	1,299	1,594
Deferred tax assets - current	746	718
Total current assets	10,591	11,846

PROPERTY AND EQUIPMENT, net of accumulated depreciation	2,529	1,925

INTANGIBLE ASSETS, net of accumulated amortization	14,045	16,746

Total assets	$27,165	$30,517

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Current portion of long term debt	$2,895	$1,184
Accounts payable	3,502	2,500
Accrued expenses and other payables	4,525	5,428
Total current liabilities	10,922	9,112

COMMITMENTS AND CONTINGENCIES
Long term debt	-	3,076
Deferred tax liabilities - non-current	5,911	6,576

STOCKHOLDERS' EQUITY
Preferred stock-$.0001 par value; 1,000,000 shares authorized;none issued	-	-
Common stock-$.0001 par value; 400,000,000 shares authorized;	1	1
10,859,385 issued and outstanding at January 3, 2010 and January 3, 2009
Additional paid-in capital	73,507	73,398
Deficit	(63,176)	(61,646)
Total stockholders' equity	10,332	11,753
Total liabilities and stockholders' equity	$27,165	$30,517

See Notes to Consolidated Financial Statements

About Clark

Over its 30-year history, Clark has built a position as the leading independent provider of value-added distribution, transportation management, and international air and ocean freight forwarding services to the print media and other industries.

This press release may contain certain forward-looking statements including statements with regard to the future performance of Clark.  Words such as “believes,” “expects,” “projects,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements inherently involve certain risks and uncertainties that are detailed in Clark’s filings with the Securities and Exchange Commission. Clark undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.